Exhibit 99.1

ABIOMED ANNOUNCES FIRST QUARTER RECORD REVENUE OF $277 MILLION, UP 10% YEAR OVER YEAR, UP 12% IN CONSTANT CURRENCY*

Danvers, Mass. — August 4, 2022 – ABIOMED, Inc. (NASDAQ: ABMD), a leader in breakthrough heart, lung and kidney support technologies, today announces financial results for the quarter ended June 30, 2022.

First Quarter 2023 Financial Highlights:

•
Revenue of $277 million, an increase of 10%, or 12% in constant currency, compared to $253 million in the same period of the prior fiscal year.
•
Worldwide product revenue of $264 million, an increase of 10%, or 12% in constant currency, compared to $241 million in the same period of the prior fiscal year.
•
U.S. product revenue of $216 million, an increase of 9% compared to $197 million in the same period of the prior fiscal year due to a 6% increase in patient utilization.
•
Outside the U.S. product revenue of $49 million, an increase of 11%, or 26% in constant currency, compared to $44 million in the same period of the prior fiscal year.
o
Europe product revenue for the quarter totaled $33 million, an increase of 4%, or 18% in constant currency, compared to $31 million in the same period of the prior fiscal year due to a 7% increase in patient utilization.
o
Japan product revenue for the quarter totaled $13 million, an increase of 18%, or 39% in constant currency, compared to $11 million in the same period of the prior fiscal year due to a 25% increase in patient utilization.
•
Gross margin of 81.0% compared to 82.1% in the same period of the prior fiscal year.
•
GAAP income from operations of $66 million, or 23.8% operating margin, compared to GAAP loss from operations of $49 million, or (19.5%) operating margin, in the same period of the prior fiscal year, which included the impact of the accounting for the preCARDIA acquisition. Non-GAAP income from operations* of $66 million, or 23.8% non-GAAP operating margin*, compared to $66 million, or 26.2%, in the same period of the prior fiscal year.
•
GAAP net income per diluted share of $1.19 compared to ($0.59) in the same period of the prior fiscal year, which included the impact of the accounting for the preCARDIA acquisition; non-GAAP net income per diluted share* of $1.25, compared to $1.10 in the same period of the prior fiscal year.
•
Operating cash flow of $68 million generated during the quarter; $1.004 billion of cash, cash equivalents and marketable securities and no debt.

“Abiomed has achieved record revenue in 5 of the last 6 quarters despite the ongoing headwinds. Abiomed has proven to be resilient because our technology and 24 x 7 hospital support addresses the growing epidemic of heart disease in multiple emergency patient populations,” said Michael R. Minogue, Abiomed’s Chairman, President and Chief Executive Officer. “Our continued strong financial and operational performance is a result of our disciplined execution of our Abiomed 2.0 playbook, which enables us to innovate breakthrough technology, advance clinical research and support record levels of patients in this dynamic environment.”

Recent Business Highlights:

•
On May 18, the company featured the most recent Impella research and technological advances aimed at improving outcomes for acute myocardial infarction cardiogenic shock (AMICS) patients during the Society for Cardiovascular Angiography and Interventions (SCAI) 2022 Scientific Sessions. Lead author Mario Iannoccone, MD, presented study results from a large meta-analysis published in the International Journal of Cardiology that shows association between pre-PCI Impella support and increased short-term and mid-term survival.
•
On June 24, the company hosted an investor call on the heart failure opportunity with Impella 5.5 and Impella BTR heart pumps. The event included presentations from heart failure specialists, Dr. David D’Alessandro, Surgical Director, Heart Transplantation and Ventricular Assist Devices at Massachusetts General Hospital in Boston, Dr. Jane Wilcox, Chief of the Section of Heart Failure Treatment and Recovery at Northwestern Memorial Hospital in Chicago and Abiomed’s Vice President, Heart Failure, Dr. Roberta Bogaev Chapman. The presentations provided an overview of Impella 5.5 and BTR technologies, the clinical benefit for heart failure patients and several case reviews.
•
Today, the company announces that it has received FDA approval for the RECOVER IV randomized controlled trial (RCT). RECOVER IV will compare all-cause mortality at 30 days in patients with STEMI-CS with an Impella-based treatment strategy initiated prior to PCI vs. a non-Impella-based standard of care treatment strategy. The trial is designed to provide the clinical evidence needed to achieve a Class I guideline recommendation for Impella use in AMI cardiogenic shock.
•
Today, the company announces that the Board of Directors approved a new stock repurchase program authorizing the company to repurchase up to $200 million of common stock. Under the repurchase program, the company is authorized to repurchase shares through open market purchases, privately-negotiated transactions or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934. The repurchase program has no time limit and may be suspended for periods or discontinued at any time.

FISCAL YEAR 2023 OUTLOOK

The company maintains its previous fiscal year 2023 global revenue guidance of 13% to 17% growth in constant currency. The company is also maintaining its fiscal year 2023 guidance for GAAP operating margin to be in the range of 23% to 24%. Based on current foreign exchange rates, the company now expects reported revenue of $1.13 to $1.17 billion or 10% to 14% growth compared to fiscal year 2022.

*ABOUT NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the company uses non-GAAP financial measures as described below. The company uses these non-GAAP financial measures for financial and operational decision-making and to evaluate period-to-period comparisons. The company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. The company believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the company’s business and financial results.

The company uses the following non-GAAP financial measures:

Non-GAAP income from operations: The company defines non-GAAP income from operations as income from operations, excluding charges for the acquired in-process research and development related to the preCARDIA acquisition.

Non-GAAP operating margin: The company defines non-GAAP operating margin as operating margin, excluding charges for the acquired in-process research and development related to the preCARDIA acquisition.

Non-GAAP net income and net income per diluted share: The company defines non-GAAP net income and net income per diluted share as net income and net income per diluted share, excluding charges for the acquired in-process research and development related to the preCARDIA acquisition, the gain recognized on its previously owned minority interest in preCARDIA, unrealized losses/ gains on its investment in Shockwave Medical and excess tax benefits associated with stock-based compensation. The company defines non-GAAP net income per diluted share as non-GAAP net income divided by non-GAAP diluted shares, which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.

Constant currency: The company defines constant currency revenue growth as the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. The company presents constant currency revenue growth because management believes it provides meaningful information regarding the company’s revenue results on a consistent and comparable basis.

Refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Constant Currency" sections of this press release.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes it is useful to exclude certain items because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business.

EARNINGS CONFERENCE CALL DETAILS

The company will host a conference call to discuss the quarterly results at 8:00 a.m. ET on Thursday, August 4, 2022. The conference call will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Todd Trapp, Executive Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via https://events.q4inc.com/attendee/551353819 or dial (888) 330-2413; the international number is (240) 789-2721 conference ID 83972. A replay of this conference call will be available until Thursday, August 11, 2022. The replay phone number is (800) 770-2030; the international number is (647) 362-9199.

ABOUT ABIOMED

Based in Danvers, Massachusetts, USA, Abiomed, Inc., is a leading provider of medical technology that provides circulatory support and oxygenation. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com. Abiomed, Impella, Impella 2.5, Impella 5.0, Impella LD, Impella CP, Impella RP, Impella 5.5, Impella Connect, and SmartAssist are registered trademarks of Abiomed, Inc., and are registered in the U.S. and certain foreign countries. Impella ECP, Impella BTR, CVAD STUDY, STEMI DTU, Automated Impella Controller, Abiomed Breethe OXY-1 System and preCARDIA are pending trademarks of Abiomed, Inc.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including, without limitation, statements regarding development of Abiomed's existing and new products, the impact of recently received regulatory approvals, and statements in the paragraph under “Fiscal Year 2023 Outlook” section regarding certain business metrics on either or both a GAAP or non-GAAP basis. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning.

The company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including, without limitation: the impact of the COVID-19 pandemic; the company’s dependence on Impella® products; fluctuating competition and market acceptance of the company’s products; the company’s ability to effectively manage its growth; the company’s ability to successfully commercialize its products; evolving regulatory environments in certain jurisdictions, including regulatory compliance; enforcement actions and product liability suits relating to off-label uses of the company’s products; unsuccessful clinical trials or procedures relating to products under development; shifting third-party reimbursement policies; compliance with manufacturing standards; manufacturing capacity and relationships with suppliers; changing international markets and the company’s ability to manage and integrate acquired companies. These and other factors are detailed in the company's filings with the Securities and Exchange Commission (the “SEC”), including the most recently filed Annual Report on Form 10-K and the filings subsequently filed with or furnished to the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. Unless otherwise required by law, the company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that occur after the date of this release.

For further information please contact:

Todd Trapp	Tom Langford
Executive Vice President and Chief Financial Officer	Director, Corporate Communications & PR
978-646-1680	978-882-8408
ttrapp@abiomed.com	tlangford@abiomed.com

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$180,492	$132,818
Short-term marketable securities	663,829	625,789
Accounts receivable, net	91,102	90,608
Inventories, net	95,373	93,981
Prepaid expenses and other current assets	29,563	33,277
Total current assets	1,060,359	976,473
Long-term marketable securities	159,876	220,089
Property and equipment, net	198,478	202,490
Goodwill	74,855	76,786
Other intangibles, net	38,168	39,518
Deferred tax assets	17,096	10,552
Other assets	154,804	147,485
Total assets	$1,703,636	$1,673,393
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,797	$35,346
Accrued expenses	79,011	72,629
Deferred revenue	23,624	26,362
Other current liabilities	3,330	4,120
Total current liabilities	140,762	138,457
Other long-term liabilities	7,792	9,319
Contingent consideration	18,151	21,510
Deferred tax liabilities	735	781
Total liabilities	167,440	170,067
Stockholders' equity:
Class B Preferred Stock, $.01 par value	—	—
1,000 shares authorized; issued and outstanding - none
Common stock, $.01 par value	456	455
100,000 shares authorized; 48,382 and 48,258 shares issued as of June 30, 2022 and March 31, 2022, respectively
45,567 and 45,545 shares outstanding as of June 30, 2022 and March 31, 2022, respectively
Additional paid in capital	884,965	870,074
Retained earnings	1,019,066	964,512
Treasury stock at cost - 2,815 and 2,713 shares as of June 30, 2022 and March 31, 2022, respectively	(330,020)	(304,555)
Accumulated other comprehensive loss	(38,271)	(27,160)
Total stockholders' equity	1,536,196	1,503,326
Total liabilities and stockholders' equity	$1,703,636	$1,673,393

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,
	2022	2021
Revenue	$277,149	$252,585
Cost of revenue and operating expenses:
Cost of revenue	52,626	45,188
Research and development	40,477	37,708
Selling, general and administrative	117,996	103,484
Acquired in-process research and development	—	115,490
	211,099	301,870
Income (loss) from operations	66,050	(49,285)
Interest and other income, net	3,772	39,935
Income (loss) before income taxes	69,822	(9,350)
Income tax provision	15,268	17,175
Net income (loss)	$54,554	$(26,525)

Net income (loss) per share - basic	$1.20	$(0.59)
Weighted average shares outstanding - basic	45,575	45,311

Net income (loss) per share - diluted	$1.19	$(0.59)
Weighted average shares outstanding - diluted	45,922	45,311

Abiomed, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,
	2022	2021
GAAP income (loss) from operations	$66,050	$(49,285)
Acquired in-process research and development (1)	—	115,490
Non-GAAP income from operations	$66,050	$66,205

GAAP operating margin	23.8%	(19.5%)
Non-GAAP operating margin	23.8%	26.2%

GAAP net income (loss)	$54,554	$(26,525)
Acquired in-process research and development (1)	—	115,490
Gain on previously held interest in preCARDIA (2)	—	(20,980)
Loss (gain) on investment in Shockwave Medical (3)	3,628	(13,301)
Excess tax benefits on stock-based compensation (4)	(971)	(3,630)
Non-GAAP net income	$57,211	$51,054

GAAP net income (loss) per diluted share	$1.19	$(0.59)
Acquired in-process research and development (1)	—	2.52
Gain on previously held interest in preCARDIA (2)	—	(0.46)
Loss (gain) on investment in Shockwave Medical (3)	0.08	(0.29)
Excess tax benefits on stock-based compensation (4)	(0.02)	(0.08)
Non-GAAP net income per diluted share	$1.25	$1.10

GAAP diluted weighted-average shares outstanding	45,922	45,311
Non-GAAP diluted weighted-average shares outstanding	45,922	45,797

Notes:

(1)
In May 2021, the company acquired the remaining interest in preCARDIA for $82.8 million. The company determined that substantially all of the fair value of the acquisition related to the acquired in-process research and development asset, which resulted in accounting for the transaction as an asset acquisition. The fair value of the acquired in-process research and development asset of $115.5 million is primarily comprised of the net consideration paid for the acquired remaining interest of $82.8 million and our previously owned minority interest in preCARDIA of $32.4 million. Since the acquired technology platform is pre-commercial and has not reached technical feasibility as defined by the accounting rules, the cost of the in-process research and development asset was expensed, resulting in a charge of $115.5 million within the condensed consolidated statements of operations for the three months ended June 30, 2021.
(2)
The company recognized a gain of $21 million related to its previously owned minority interest in preCARDIA as described in note (1) above, within the condensed consolidated statements of operations for the three months ended June 30, 2021.
(3)
Amount represents the unrealized loss (gain) on investment in Shockwave Medical in each respective period presented. The company recognized an unrealized loss on investment in Shockwave Medical of $4.8 million ($3.6 million, net of tax) and an unrealized gain of $17.7 million ($13.3 million, net of tax) within interest and other income, net for the three months ended June 30, 2022 and 2021, respectively.
(4)
Amount represents the impact of excess tax benefits associated with stock-based compensation in each respective period presented. The company recognized excess tax benefits associated with stock-based compensation of $1.0 million and $3.6 million as an income tax benefit for the three months ended June 30, 2022 and 2021, respectively.

Refer to "About Non-GAAP Financial Measures" section of this press release.

Abiomed, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Constant Currency
(Unaudited)
(in thousands)

Total revenue by region:
	For the Three Months Ended June 30,
	2022	2021	% Change	Currency Impact	Constant Currency
United States	$226,520	$207,143	9%	—%	9%
Europe	33,836	32,237	5%	14%	19%
Japan	13,235	11,284	17%	22%	39%
Rest of world	3,558	1,921	85%	—%	85%
Outside the U.S.	50,629	45,442	11%	16%	27%
Total revenue	$277,149	$252,585	10%	2%	12%

Product revenue by region:
	For the Three Months Ended June 30,
	2022	2021	% Change	Currency Impact	Constant Currency
United States	$215,567	$197,459	9%	—%	9%
Europe	32,569	31,229	4%	14%	18%
Japan	12,778	10,865	18%	21%	39%
Rest of world	3,558	1,921	85%	—%	85%
Outside the U.S.	48,905	44,015	11%	15%	26%
Total product revenue	$264,472	$241,474	10%	2%	12%

Refer to "About Non-GAAP Financial Measures" section of this press release.